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                                                                    EXHIBIT 13.1
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                           Navellier Management, Inc.
                                920 Incline Way
                           Incline Village, NV 89450

                                                  As of October 17, 1995

The Navellier Performance Funds
920 Incline Way
Incline Village, NV 89450

Re: Investment Adviser Operating Expenses Reimbursement

Gentlemen:

     Since the inception of operations of The Navellier Performance Funds (the "Fund"), Navellier Management, Inc. (the "Adviser"), has paid the operating expenses of the Fund without requiring reimbursement from the Fund. The purpose of this letter is to obtain an acknowledgment from the Fund that (i) the Adviser has been under no obligation to pay such operating expenses, and (ii) the Adviser is under no obligation to continue to pay the Fund's operating expenses now or in the future.

     Notwithstanding the foregoing, until further notice to the contrary, the Adviser will continue to pay the Fund's operating expenses without requiring current reimbursement from the Fund. The Adviser reserves the right to require reimbursement in the future for operating expenses of the Fund at any time upon notice to the Fund that all past and presently accrued operating expenses of the Fund shall be required to be reimbursed to the Adviser, or paid directly by the Fund.
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     If the foregoing accurately reflects the Fund's understanding regarding the matters discussed herein, please sign and return the enclosed copy of this letter.

                                       Very truly yours,

                                       NAVELLIER MANAGEMENT, INC.


                                       By: /s/ Louis Navellier
                                          ----------------------------
                                          Louis Navellier, President


ACKNOWLEDGED AND
AGREED as to                           THE NAVELLIER PERFORMANCE FUNDS
the 17th day of October, 1995:

                                       By: /s/ Barry Sander
                                          ----------------------------
                                          Barry Sander, Trustee

                                       By: /s/ Joel Rossman
                                          ----------------------------
                                          Joel Rossman, Trustee

                                       By: /s/ Arnold Langsen
                                          ----------------------------
                                          Arnold Langsen, Trustee

                                       By: /s/ Jacques Delacroix
                                          ----------------------------
                                          Jacques Delacroix, Trustee